Exhibit 99.1

WiSA Strikes Game-Changing Fifth WiSA E Licensing Deal with Global Consumer Electronics Leader

Licensing revenue will include royalty payments on transmitting (TX) software and engineering services; production targeted for the second half of 2024

Beaverton, Ore.--(April 18, 2024) — WiSA Technologies, Inc. (Nasdaq: WISA), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, announced today the signing of a WiSA E licensing agreement with a top-three consumer electronics leader in their category. By licensing WiSA E software and embedding WiSA E’s multichannel immersive audio functionality into their source devices, the licensee will eliminate the costly burden of additional hardware and will allow their end users to activate the embedded audio functionality by purchasing speakers designed to connect with the media device. Consumer-based activation of WiSA’s immersive audio opens a new avenue of revenue generation for the company.

“This is a game changer in the industry,” said Brett Moyer, CEO of WiSA Technologies. “WiSA E will be used by a major CE manufacturer to embed high-quality immersive audio functionality in their devices – functionality that can be activated by the consumer in their home. This is significant because this new model seeds the market with WiSA E and gives the consumer the ability to upgrade their home entertainment system at any time they choose. With this model, WiSA has a built-in aftermarket revenue stream with each activation of its software. This is exactly why WiSA Technologies chose to convert its award-winning hardware into a software model.”

Under the terms of the agreement, the Company’s licensing revenue will include royalty payments on its transmitting (TX) software tied to a user’s activation of WiSA’s embedded immersive audio functionality. The activation model enables manufacturers to cost-effectively build audio-rich features which can generate aftermarket revenue from the sale of external speakers. Production devices as a result of this agreement are expected in the market in the second half of 2024.

WiSA E entails a full suite of audio features that define how audio should be experienced across HDTVs, soundbars, projectors, mobile devices, streaming media devices, and speakers. WiSA E is implementable across major SoC providers, including Realtek, Amlogic, Mediatek, and Novatek, enabling WiSA E functionality to be built into existing hardware platforms.

For more information about WiSA E and the WiSA E licensing program, contact James Cheng at jcheng@wisatechnologies.com. Find out more about the WiSA Technologies at www.wisatechnologies.com.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

© 2024 WiSA Technologies, Inc. All rights reserved. WiSA Technologies, Inc. and the WiSA Technologies, Inc. logo are trademarks of WiSA Technologies, Inc. The WiSA logo and WiSA® are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, production dates, future revenues, and licensing initiatives and expectations, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties regarding, among other items: the degree to which the licensee implements the licensed technology into its products, if at all; the timeline to any such implementation; our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

For product information, contact: jcheng@wisatechnologies.com
For investor information, contact: David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com